Exhibit 26(k)

                Opinion and Consent of Kathleen A. McGah, Esq.,
                           Vice president and Counsel

December 20, 2007

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  Phoenix Life Insurance Company
     Phoenix Life Variable Universal Life Account - Phoenix Benefit Choice
     VUL(SM)
     Pre-effective Amendment No. 1 to the Initial Registration Statement on Form N-6
     File Nos. 333-146301 and 811-04721

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Pre-effective Amendment No. 1 to Registration Statement No. 333-146301 ("Pre-effective Amendment No. 1") on Form N-6 under the Securities Act of 1933 for Phoenix Life Insurance Company's variable universal life contract ("Policy"). Phoenix Life Variable Universal Life Account issues the Policy.

As an attorney for Phoenix Life Insurance Company ("PLIC"), I provide legal advice to PLIC in connection with the operation of its variable products. In this role I am familiar with Pre-effective Amendment No. 1 for the Policy. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

1. PLIC is a valid corporation, organized and operated under the laws of the State of New York and is subject to regulation by the New York Commissioner of Insurance.

2. Phoenix Life Variable Universal Life Account is a separate account validly established and maintained by PLIC in accordance with New York law.

3. The Policy, when properly issued, is a legal and binding obligation of PLIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 1.

Very truly yours,

/s/ Kathleen A. McGah
---------------------
Kathleen A. McGah
Vice President and Counsel
Phoenix Life Insurance Company
One American Row
Hartford, CT 06102-5056
phone: (806) 403-6625